EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of Sanomedics , Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2015 as filed with the Securities and Exchange Commission (the “Report”), I, Keith Houlihan, President, and David C. Langle, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Dated: May 20, 2015	By:	/s/ Keith Houlihan
Keith Houlihan
President, principal executive officer

Dated: May 20, 2015	By:	/s/ David C. Langle
David C. Langle
Chief Financial Officer, principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.